RESTATED CERTIFICATE OF INCORPORATION
                       OF RELIASTAR LIFE INSURANCE COMPANY

               (as amended and restated effective August 1, 1996)

This Restated Certificate of Incorporation supersedes and takes the place of the existing certificate of incorporation and all amendments to it.

                                    ARTICLE I

The name of this corporation shall be ReliaStar Life Insurance Company.

                                   ARTICLE II

The principal place of business and Home Office of the Company shall be 20 Washington Avenue South, Minneapolis, Minnesota 55401.

                                   ARTICLE III

Sec. 1. The purposes and general nature of the business of the Company are to engage in those business activities in which a life insurance company incorporated under the laws of the State of Minnesota may from time to time engage.

Sec. 2. The Company shall be a stock life insurance company.

Sec. 3. The duration of the Company shall be perpetual.

Sec. 4. The names and places of residence of the Board of Directors of the Company as of the adoption of this Restated Certificate of Incorporation are:


Richard Michael Conley                  William Rawlings Merriam
2910 Holly Lane                         25 Gideon's Point Road
Plymouth, MN  55447                     Tonka Bay, MN  55331

Richard Ralph Crowl                     Craig R. Rodby
1439 Tyrol Trail                        3721 Upton Avenue South
Golden Valley, MN  55416                Minneapolis, MN  55410

John Howard Flittie                     David Hartley Roe
13970 Oakland Place                     6105 Stillwater Way
Minnetonka, MN 55343                    McLean, VA  22101

Wayne Robert Huneke                     Robert Charles Salipante
6100 Sherman Circle                     14555 Durham Road
Edina, MN  55436                        Minnetonka, MN  55345

Kenneth Udell Kuk                       Donald Lee Swanson
6306 Maple Ridge                        10815  Joliet Avenue N.
Excelsior, MN 55331                     Stillwater, MN  55082

John Gosney Turner                      Steven William Wishart
3424 W. Calhoun Parkway                 957 Sheridan Avenue South
St. Louis Park, MN 55416                Minneapolis, MN  55405

                                   ARTICLE IV


The Company shall have and possess all powers to do everything necessary, suitable, convenient or incidental to the transaction of its business and the accomplishment of any of the purposes stated herein and shall have and possess all powers, rights, privileges, immunities and franchises conferred by the laws of the State of Minnesota under which it was organized and operates and such others as are conferred upon stock life insurance companies by the laws of the State of Minnesota; and the same shall be exercised by the Board of Directors, the Executive Committee or other Committees appointed by the Board of Directors, and such officers and agents as may be elected or appointed by the Board of Directors or by the Executive Committee.

                                    ARTICLE V

Sec. 1. The business of the Company shall be managed by a Board of Directors consisting of not less than five nor more than fourteen persons, to be determined by the Board of Directors.

Sec. 2. The directors shall be elected at the annual meeting of the shareholders by a majority vote. The term of office for each director shall be until the next annual meeting of shareholders and until his or her successor has been elected and qualified.

Sec. 3. In the event of a vacancy occurring on the Board of Directors, the Board of Directors may fill such vacancy for the remainder of the unexpired term by vote of the majority of the remaining directors, though less than a quorum, or by a sole remaining director. Not more than one-third of the members of the Board may be so filled by the remaining directors in any one year except that any number of vacancies shall be so filled to provide for a minimum of five directors until the next subsequent meeting of the shareholders. The shareholders, by vote of the majority of the outstanding shares entitled to vote, may elect a director or directors at any time to fill any vacancy not filled by the remaining director or directors.

Sec. 4. A director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for a breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for acts prohibited under subdivisions 2 and 3 of Section 300.64 of the Minnesota Statutes, (iv) for any transaction from which the director derived an improper personal benefit, or (v) for any act or omission occurring prior to the effective date of this section. No amendment to or repeal of this section shall apply to or have any effect on the liability or alleged liability of any directors of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                                   ARTICLE VI

The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees consisting of three or more directors who will serve at the pleasure of the Board. Each Committee shall have all of the authority of the Board, except as expressly limited by the Board or by the laws of the State of Minnesota.

                                   ARTICLE VII

The officers of the Company shall consist of a President, one or more Vice Presidents, a Secretary, and a Treasurer, all of whom shall be elected by the Board of Directors, and such other officers as may be determined and elected by the Board of Directors or by the Executive Committee.

                                  ARTICLE VIII

Sec. 1. The authorized capital stock of the Company shall be Thirty Seven Million Five Hundred Thousand Dollars ($37,500,000) divided into Five Million (5,000,000) shares of Preferred Stock of the par value of One Dollar Twenty-Five Cents ($1.25) each and Twenty-Five Million (25,000,000) shares of Common Stock of the par value of One Dollar Twenty-Five Cents ($1.25) each. Each holder of Common Stock and each holder of Preferred Stock, which by its terms has general voting rights, shall have one vote for each share held.

Sec. 2. No holders of shares of the Company of any class or of any security or obligation convertible into, or of any warrant, option or right to subscribe for, purchase or otherwise acquire, shares of the Company of any class, whether now or hereafter authorized, shall as such holder, have any preemptive right whatsoever to subscribe for, purchase or otherwise acquire shares of the Company of any class or any security or obligation convertible into, or any warrant, option or right to subscribe for, purchase or otherwise acquire, shares of the Company of any class, whether now or hereafter authorized.

Sec. 3. Preferred Stock.

(a) The authorized shares of Preferred Stock may be issued from time to time in one or more series, each of such series to have such relative rights, voting power, preferences and restrictions as are stated herein and in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors as hereinafter provided.

(b) Authority is hereby expressly granted to the Board of Directors, subject to the provisions of this Article VIII, to authorize from time to time the issuance of one or more series of Preferred Stock and with respect to each series to fix or alter from time to time, as to shares then unallotted, by resolution or resolutions providing for the issuance of such series

        (i) the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof outstanding) from time to time by action of the Board of Directors;

        (ii) the dividend rate or rates to which shares of such series shall be entitled, the restrictions, conditions and limitations upon the payment of such dividends, whether such dividends shall be cumulative and, if cumulative, the date or dates from which such dividends shall be cumulative, and the dates on which such dividends, if declared, shall be payable;

       (iii) whether shares of such series shall be redeemable and, if so, the manner of selecting shares for redemption, the redemption price or prices, and the manner of redemption and the effect thereof;

       (iv) the amount payable on shares of such series in the event of any liquidation, dissolution or winding up of the Company, which amount may vary at different dates and may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary;

        (v) the obligation, if any, of the Company to maintain a purchase, retirement or sinking fund for shares of such series, or to redeem shares of such series, and the provisions with respect thereto;

        (vi) the rights, if any, of the holders of shares of such series to convert such shares into shares of stock of the Company of any class or of any series of any class and the price or prices or the rate or rates of such conversion and the other terms, provisions and conditions of such conversion;

        (vii) the general voting rights, if any, of the holders of shares of such series, and the special voting rights, if any, of the holders of shares of such series and the terms and provisions thereof, in addition to voting rights provided by law; and

        (viii) any other relative rights, preferences and restrictions not inconsistent with applicable laws of the State of Minnesota or these Articles of Incorporation.

(c) All shares of any one series of Preferred Stock shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative. All series of Preferred Stock shall be of equal rank and be identical in all respects, except as permitted by the foregoing provisions of paragraph (b) of this Section 3.

(d) The holders of the Preferred Stock of each series shall be entitled to receive such dividends, when and as declared by the Board of Directors, out of funds legally available therefor, as they may be entitled to in accordance with the resolution or resolutions adopted by the Board of Directors authorizing such series, payable on such dates as may be fixed in such resolution or resolutions. So long as there shall be outstanding any shares of Preferred Stock of any series entitled to cumulative dividends pursuant to the resolution or resolutions authorizing such series, no dividend, whether in cash or property, shall be paid or declared, nor shall any distribution be made, on the Common Stock, nor shall any shares of Common Stock be purchased, redeemed or otherwise acquired for value by the Company, if at the time of making such payment, declaration, distribution, purchase, redemption or acquisition the Company shall be in default with respect to any dividend payable on, or obligation to maintain a purchase, retirement or sinking fund with respect to or to redeem, shares of Preferred Stock of any series. The foregoing provisions of this paragraph
     (d) shall not, however, apply to a dividend payable in Common Stock or to the acquisition of shares of Common Stock in exchange for, or through application of the proceeds of the sale of, shares of Common Stock. Accrued dividends shall not bear interest.

(e) In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, before any payment or distribution of the assets of the Company is made to the holders of any Common Stock, the holders of the Preferred Stock of each series shall be entitled to receive the amount per share provided in the resolution or resolutions adopted by the Board of Directors authorizing such series. When such payments shall have been made in full to the holders of the Preferred Stock, they shall have no further rights in respect of their shares to the assets of the Company. If upon any liquidation, dissolution or winding up of the Company, the assets available for distribution shall be insufficient to pay the holders of all outstanding shares of Preferred Stock the full amounts to which they respectively shall be entitled, the holders of shares of Preferred Stock of all series shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares of Preferred Stock held by them upon such distribution if all amounts payable in respect of the Preferred Stock of all series were paid in full. Neither a statutory merger or consolidation of the Company into or with any other corporation, nor a statutory merger or consolidation of any other corporation into or with the Company, nor a sale, transfer, exchange or lease of all or any part of the assets of the Company, shall be deemed to be a liquidation, dissolution or winding up of the Company within the meaning of this Article VIII.

(f) The Company, at the option of the Board of Directors, may redeem the whole or any part of the Preferred Stock of any series at the price or prices and on the terms and conditions provided in the resolution or resolutions adopted by the Board of Directors authorizing such series.

                                   ARTICLE IX

Sec. 1. The annual meeting of the Company shall be held on the second Thursday of April of each year at such time and place as may be designated from time to time by the Board of Directors for the election of directors and the transaction of such other business as may properly come before the meeting.

Sec. 2. Special meetings of the Company may be called by the Chairman or the President, or by the Board of Directors or Executive Committee in accordance with the Bylaws.

Sec. 3. At any meeting of the Company, each shareholder shall be entitled to the vote provided in Article VIII hereof for each share of stock held by him.

Sec. 4. Shareholders may vote by proxy.

Sec. 5. At any meeting of the Company a quorum shall consist of the presence in person or by proxy of the holders of a majority of the stock outstanding entitled to vote.

                                    ARTICLE X

The Board of Directors shall have authority to make and alter the Bylaws of the Company, subject to the power of the shareholders to change or repeal such Bylaws.

                                   ARTICLE XI

The Company reserves the right to alter, amend or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by law.


NWNLAB5

                        RELIASTAR LIFE INSURANCE COMPANY



                                     BYLAWS

                    (as amended and restated August 1, 1996)



                             MEETINGS OF THE COMPANY

Section 1.01. ANNUAL MEETINGS. The annual meeting of the Company shall be held annually on the second Thursday in April at such time and place as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, for the election of directors and the transaction of such other business as may properly come before the meeting.

Section 1.02. SPECIAL MEETINGS. Special meetings of the Company may be called by the Chairman or the President or by the Board of Directors or the Executive Committee.

Section 1.03. PLACE OF MEETINGS. All meetings of the Company shall be held at the Home Office of the Company in the City of Minneapolis, State of Minnesota, or at such other place as may be designated from time to time by the Board of Directors.

Section 1.04. NOTICE OF MEETINGS. A written or printed notice, stating the place, day and hour of any meeting of the Company, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered or mailed, at least ten days before the date of the meeting, to each shareholder of record at such address as appears upon the records of the Company.

Section 1.05. QUORUM. At any meeting of the Company a quorum shall consist of the holders of a majority of the stock outstanding present in person or by proxy. The shareholders present, though less than a quorum, may adjourn the meeting to a later day or hour or to another place without further notice other than by announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 1.06. PROXIES. Each shareholder may vote by proxy executed in writing by the shareholder or a duly authorized attorney in fact.

Section 1.07. VOTING. The shareholders holding all of the shares of Preferred Stock of series having general voting rights and of all shares of Common Stock of the Company shall, at all meetings, be entitled to one vote for each share held.

Section 1.08. ACTION WITHOUT MEETING. Any action required or permitted to be taken may be taken without a meeting if all shareholders consent in writing to the action.

Section 1.09. RECORD DATE. The Board of Directors may fix a time, not less than twenty nor more than sixty days preceding the date of any meeting of the Company, as a record date for the determination of the shareholders entitled to notice of and to vote at such meeting, and in such case shareholders of record on the date so fixed, or their legal representatives, shall be the only shareholders entitled to notice of and to vote at such meeting and any adjournment thereof, notwithstanding any transfer of any shares on the books of the Company after any record date so fixed. The Board of Directors may close the books of the Company against transfers of shares during the whole or any part of such period.


                               BOARD OF DIRECTORS

Section 2.01. GENERAL POWERS. The property and business of the Company shall be managed by the Board of Directors.

Section 2.02. NUMBER. The Board of Directors shall consist of not less than five nor more than fourteen persons. The directors shall be elected at the annual meeting of the shareholders by a majority vote. The term of office for each director shall be until the next annual meeting of shareholders and until his or her successor has been elected and qualified.

Section 2.03. TENURE. In the event of a vacancy occurring on the Board of Directors, the Board of Directors may fill such vacancy for the remainder of the unexpired term by vote of the majority of the remaining directors, though less than a quorum, or by a sole remaining director. Not more than one-third of the members of the Board may be so filled by the remaining directors in any one year except that any number of vacancies shall be so filled to provide for a minimum of five directors until the next subsequent meeting of the shareholders. The shareholders, by vote of the majority of the outstanding shares entitled to vote, may elect a director or directors at any time to fill any vacancy not filled by the remaining director or directors.

Section 2.04. REMOVAL OF DIRECTORS. At any regular meeting of shareholders, or at any special meeting called for such purpose, any director or directors may be removed from office, with or without cause, by approval of a majority of the outstanding shares entitled to vote.

Section 2.05. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

Section 2.06. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman or the President and, upon request by any two members of the Board of Directors, shall be called by the Chairman or the President.

Section 2.07. NOTICE OF SPECIAL MEETINGS, Notice of each special meeting of the Board of Directors shall be given by written notice mailed to or served upon each director at least twenty-four hours prior to such meetings, and such special meeting shall be held at such time and place as shall be specified in such written notice. Notice of a special meeting may be waived by any director. A special meeting of the Board of Directors may also be held without written notice or call at such time and place as shall be fixed by the consent in writing of all of the directors given before, at or after such meeting.

Section 2.08. QUORUM. A majority of the whole Board of Directors shall constitute a quorum for the transaction of any business at any meeting of the Board of Directors, but if less than such majority is present at the meeting, a majority of the directors present may adjourn the meeting from time to time, without further notice other than by announcement at the meeting, until a quorum shall be present.

Section 2.09. MANNER OF ACTING. The act of a majority of the directors present at any meeting of the Board of Directors at which a quorum is present shall be the act of the Board of Directors, unless a greater number is required by law or by the Articles of Incorporation or by these Bylaws. Any action which might be taken at a meeting of the Board of Directors may be taken without a meeting if done in writing signed by all of the Directors. Directors may participate in a meeting through the use of video conference or conference telephone so long as all directors can hear one another. Telephonic participation in a meeting shall constitute presence in person at the meeting.


                                   COMMITTEES

Section 3.01. COMMITTEES. The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate an Executive Committee and one or more other committees consisting of three or more directors who will serve at the pleasure of the board. Each committee shall have all the authority of the board, except as expressly limited by the Board of Directors or by the laws of the State of Minnesota.


Section 3.02. TENURE. Any vacancy occurring in the regular or alternate membership of a Committee may be filled for the remainder of the term by the Board of Directors.

Section 3.03. REGULAR MEETINGS. Regular meetings of a Committee may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

Section 3.04. SPECIAL MEETINGS. Special meetings of a Committee may be called by the Chairman or the President and, upon request by any two members of a Committee, shall be called by the Chairman or the President.

Section 3.05. NOTICE OF SPECIAL MEETINGS. Notice of each special meeting of a Committee shall be given by personal notice of the time and place of such meeting received by each member of the Committee at least six hours prior to such meeting or by written notice mailed to or served upon each member at least twenty-four hours prior to such meeting, and such special meeting shall be held at such time and place as shall be specified in such notice. Notice of a special meeting may be waived by any member of the Committee. A special meeting of the Committee may also be held without written notice or call at such time and place as shall be fixed by the consent in writing of all of the members of the Committee given before, at or after such meeting.

Section 3.06. QUORUM. A majority of the whole of any Committee designated by the Board shall constitute a quorum for the transaction of any business at any meeting of such Committee.

Section 3.07. MANNER OF ACTING. The act of a majority of the members present at any meeting of a Committee at which a quorum is present shall be the act of the Committee. Any action which might be taken at a meeting of the Committee may be taken without a meeting if done in writing signed by all of the members of the Committee. Committee members may participate in a meeting through the use of video conference or conference telephone so long as all directors can hear one another. Telephonic participation in a meeting shall constitute presence in person at the meeting.

Section 3.08. RECORDS. The Committee shall keep a record of its proceedings and shall make such report to the Board of Directors of its actions as may be required by the Board of Directors.


                                    OFFICERS

Section 4.01. ELECTION. The Board of Directors may elect from among its members a Chairman, who shall be designated by the Board of Directors as the Chairman or Chairman of the Board. The Chairman shall be an officer. The other officers of the Company shall consist of a President, who shall be elected from among the members of the Board of Directors, one or more Vice Presidents, a Secretary, and a Treasurer. Any one or more Vice Presidents may be designated Executive Vice President, Senior Vice President, Second Vice President, or Assistant Vice President as the Board of Directors may determine. All of the foregoing officers shall be elected annually by the Board of Directors at its first meeting after the annual meeting of the Company in each year, except that the office of Chairman or any vacancy in any office may be filled prior to the next annual election by the Board of Directors at any regular or special meeting of the Board of Directors. Officers other than the foregoing may from time to time be elected by the Board of Directors or by the Executive Committee at any regular or special meeting of the Board of Directors or the Executive Committee. Any two or more offices, except those of President and Secretary, may be held by the same person.

Section 4.02. APPOINTMENT. The Chief Executive Officer, subject to approval by the Board of Directors or the Executive Committee, may from time to time appoint one or more regional or other Vice Presidents and may prescribe their duties and powers and the period of appointment to be held by each. Such Vice Presidents shall not, by virtue of their appointment, be officers of the Company, nor shall they be included in the term "Vice President" as that term is used in any By-Law or in any resolution of the Board of Directors or of the Executive Committee.

Section 4.03. TENURE. Each officer of the Company shall hold office until his or her successor is elected and qualifies, provided that each officer shall serve at the pleasure of, and may be removed with or without cause at any time by, the Board of Directors.

Section 4.04. COMPENSATION. All salaries and other compensation of officers, except Assistant Secretaries and Assistant Treasurers, shall be fixed by the Board of Directors, the Executive Committee or by such other committee or such officer or officers as shall be designated from time to time by the Board of Directors.

Section 4.05. CHIEF EXECUTIVE Officer The Board of Directors shall designate the Chairman or the President as the Chief Executive Officer of the Company. If there is no Chairman, the President shall be the Chief Executive Officer. The Chief Executive Officer shall have the general powers and duties of the management and supervision usually vested in and imposed upon the chief executive officer of a corporation.

Section 4.06. CHAIRMAN. The Chairman shall preside at all meetings of the Board of Directors and shall perform such other duties and have such other authority as the Board of Directors may from time to time prescribe.

Section 4.07. PRESIDENT. The President shall perform such duties and have such authority as the Board of Directors, the Executive Committee, or the Chairman may from time to time prescribe. If the Chairman is the Chief Executive Officer, then the President shall be the Chief Operating Officer of the Company. If there be a Chairman and he shall be absent or if there shall be no Chairman, the President shall perform the duties and have the authority of the Chairman.

Section 4.08. VICE PRESIDENTS. The Vice Presidents shall perform such duties and have such powers as the Board of Directors, the Executive Committee, or the Chief Executive Officer of the Company may from time to time prescribe. In the absence of the Chairman and the President, Vice Presidents shall perform the duties and have the authority of the President in the order prescribed by the Board of Directors or the Executive Committee.

Section 4.09. SECRETARY. The Secretary shall keep the minutes of the meetings of the Company and of the Board of Directors, and shall cause all notices of meetings of the Company and the Board of Directors to be duly given in accordance with the provisions of these Bylaws or as required by law. The Secretary shall in general perform all duties usually incident to the office of secretary.

Section 4.10. TREASURER. The Treasurer shall have the custody of the funds and securities of the Company under the direction of the Board of Directors and the Executive Committee, shall deposit all moneys of the Company that may come into his hands to the credit of the Company in such depositories as are authorized or approved by the Board of Directors or the Executive Committee, and shall see that all expenditures are duly authorized and evidenced by proper receipts and vouchers. The Treasurer shall in general perform all duties usually incident to the office of treasurer.

Section 4.11. ASSISTANT SECRETARIES. The Board of Directors or the Executive Committee may elect one or more Assistant Secretaries, who shall perform such duties as the Board of Directors the Executive Committee, or the chief executive officer of the Company may from time to time prescribe. In the absence of the Secretary, his or her duties shall devolve upon such officer or officers as designated by the chief executive officer of the Company.

Section 4.12. ASSISTANT TREASURERS. The Board of Directors or the Executive Committee may elect one or more Assistant Treasurers, who shall perform such duties as the Board of Directors, Executive Committee, or the chief executive officer of the Company may from time to time prescribe. In the absence of the Treasurer, his duties shall devolve upon such officer or officers as designated by the chief executive officer of the Company.

Section 4.13. DUTIES AND AUTHORITY. All officers of the Company shall be subject to the supervision and direction of the Board of Directors and the Executive Committee and, in addition to the foregoing duties and authority, shall perform such duties and have such authority as the Board of Directors, the Executive Committee, the Chairman or the President may from time to time prescribe.


              INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

Section 5.01. INDEMNIFICATION. To the full extent permitted by Minnesota Statutes, Section 300.083, as amended from time to time, or by other provisions of law, each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, wherever brought, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Company against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. The indemnification provided by this Section shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person and shall apply whether or not the claim against such person arises out of matters occurring before the adoption of this Bylaw.


                                   INSTRUMENTS

Section 6.01. POLICIES. All insurance and annuity policies, and amendments and agreements relating thereto, shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary, or, in their absence, by two directors. The signatures may be facsimile signatures.

Section 6.02. CONTRACTS AND COMMISSION AGREEMENTS WITH FIELD FORCE. Contracts and commission agreements with any member of the field force or any employee thereof shall be signed or approved by the Chairman, the President, a Vice President, or by any other officer or employee of the Company designated by the Board of Directors or the Executive Committee to sign or approve such documents.

Section 6.03. CHECKS AND DRAFTS. All checks and drafts drawn upon depositories of the Company shall be signed as prescribed from time to time by the Board of Directors or the Executive Committee.

Section 6.04. INVESTMENT AND MORTGAGES. All note, bond, stock or other securities purchase agreements and security, mortgage, or real estate commitment letters, and amendments thereto, deeds and leases, and assignments, releases, or partial releases, or payment or performance moratoriums of any mortgages, debt obligations or other security interests held by the Company shall be signed by the Chairman, the President, a Vice President, the Secretary, or the Treasurer, or shall be signed by such other person or persons as may be designated from time to time by the Board of Directors.

Section 6.05. STOCK CERTIFICATES. All certificates of stock shall be signed by the Chairman or the President or a Vice President and by the Secretary or an Assistant Secretary of the Company, but when a certificate is signed by a transfer agent or registrar appointed by the Board of Directors, the signature of any such corporate officer and the corporate seal upon such certificate may be facsimiles, engraved or printed.

Section 6.06. OTHER INSTRUMENTS. All other contracts and written instruments of any kind not previously described shall be signed by one of the following officers: The Chairman, the President, a Vice President, the Secretary, or the Treasurer, or by any other officer or employee of the Company as shall be so empowered by the Board of Directors or the Executive Committee, or by such other person or persons as may be designated from time to time by the Board of Directorsor the Executive Committee.

Section 6.07. SEAL. The seal of the Company may be affixed to any instrument requiring a seal and may be duly attested by any officer of the Company.

Section 6.08. SIGNATURES OF VICE PRESIDENTS. Any officer with the designation of Vice President, such as an Executive Vice President, Senior Vice President, Second Vice President or an Assistant Vice President shall have all the rights and powers of a Vice President in the execution of instruments as provided in these Bylaws.


                                   AMENDMENTS

Section 7.01. AMENDMENTS OF BYLAWS. The Board of Directors shall have authority to make and alter the Bylaws of the Company, subject to the power of the shareholders to change or repeal such Bylaws.